EMPLOYMENT AGREEMENT BETWEEN
                            QUAD CITY HOLDINGS, INC.,
                        QUAD CITY BANK AND TRUST COMPANY
                            AND DOUGLAS M. HULTQUIST



THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of the 1st day of July, 2000, is between Quad City Holdings, Inc. (the "Company") and QUAD CITY BANK AND TRUST COMPANY (the "Bank") (collectively, the "Employer"), and Douglas M. Hultquist (the "Employee").

                              W I T N E S S E T H:

Section 1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

Section 2. Duties. The Employee agrees to provide all services necessary, incidental or convenient as the President of the Company and as Chairman of the Bank. The Employer shall designate the location or locations for the performance of the Employee's services. The Employer shall furnish or make available to the Employee such equipment, office space and other facilities and services as shall be adequate and necessary for the performance of his duties.

Section 3. Term. The term of this Agreement shall commence on July 1, 2000 (the "Effective Date"), and shall continue for a period of three (3) years. This Agreement shall automatically extend for one (1) year on each anniversary of the Effective Date, unless terminated by either party effective as of the last day of the then current three (3) year extension by written notice to that effect delivered to the other not less than ninety (90) days prior to the anniversary of such Effective Date.

Section 4. Compensation. The annual base compensation of the Employee shall be One Hundred and Seventy Thousand Dollars ($170,000). Said compensation shall be payable bi-monthly, in equal installments in accordance with the Employer's payroll practice.

                  The Employee's base compensation shall be subject to review annually, commencing July 1, 2000, and shall be maintained or increased during the term hereof in accordance with the Employer's established management compensation policies and plan. The Employee shall also be entitled to receive cash bonuses based upon performance which may be granted in the future in the discretion of the Employer.

Section 5. Benefits. The Employer shall provide the following additional benefits to the Employee:

     (a)  Family medical insurance;

     (b) Reimbursement of reasonable expenses advanced by the Employee in connection with performance of his duties hereunder, including, but not limited to, two (2) paid weeks of continuing education, monthly automobile allowance of $500, fuel, maintenance and insurance expense of such automobile and Tournament Players Club dues and Short Hills Country Club dues.

     (c) The Employee will initially be entitled to five (5) weeks personal days, which may be increased in accordance with the Employer's established policies and practices.

     (d) Long-term and short-term disability coverage equal to 66-2/3% of compensation; subject to the terms of the Employer's insurance or other policies covering the same.

     (e)  Participation in a 401(k)/profit sharing plan.

     (f) Term life insurance of 2 times annual compensation. The Employee will be allowed to purchase additional life insurance of at least 2 times annual compensation through such plan.

Section 6. Time Requirement. The Employee shall devote full time to his duties under this Agreement. The Employee shall be allowed to serve on outside boards subject to the consent of the Employer.

Section 7. Termination upon Disability or Death. In the event that illness, incapacity, injury or death of the Employee occurs during the employment term, payments based upon the Employee's then current annual base compensation shall continue thereafter through the last day of the one (1) year period beginning on the date of such illness, incapacity, injury or death. Payments made in the event of the Employee's illness, incapacity or injury will be reduced by any amounts received under the Employer's long-term disability program. In the event of the Employee's death during the term of this Agreement, such amounts shall be payable to the persons designated in writing by the Employee, or if none, to his estate.

Section 8. Confidentiality and Loyalty. The Employee acknowledges that during the course of his employment he has produced and will produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and any subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Employee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Employee of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Employee shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Employee's employment hereunder. The Employee agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

Section 9. Non-Competition.

     (a) Restrictive Covenant. The Employer and the Employee have jointly reviewed the operations of the Employer and have agreed that the primary service areas of the Employer's lending and deposit taking functions extends to the areas encompassing the twenty (20) mile radii from each of the three (3) main offices of the Employer, which offices are 2118 Middle Road, Bettendorf, Iowa, 4500 Brady Street, Davenport, Iowa and 3551 7th Street, Moline, Illinois (the "Main Offices"). Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 4 and 5, the Employee hereby agrees that, except with the express prior written consent of the Employer, for a period of two (2) years after the termination of the Employee's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of, or consultant to, except that the Employee may serve as an accounting consultant, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Employer to terminate employment with the Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within the twenty (20) mile radii of each of the Employer's Main Offices (the "Restrictive Covenant"). If the Employee violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Employee. The foregoing Restrictive Covenant shall not prohibit the Employee from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution.

     (b) Remedies for Breach of Restrictive Covenant. The Employee acknowledges that the restrictions contained in this Section and Section 8 are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Employee without receiving the additional consideration offered by the Employee in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

Section 10. Severance. If the Employee is terminated without "Cause" (as defined below), a severance payment will be made equal to one (1) year of compensation. Such payment shall be made in a lump sum within 15 days of termination or in equal installments over the one (1) year period, at the Employer's option. If the Employee is terminated, the Employer shall provide reasonable out-placement services for up to three (3) months following termination. If a Change in Control (as defined below) of the ownership of the Employer occurs and the Employee elects to terminate his employment, a severance payment will be made within 15 days of termination equal to three (3) years of compensation and the Employer shall continue, or cause to be continued, Employee's health insurance as in effect on the date of termination (including, if applicable, family coverage) for three (3) years.

For purposes of this paragraph, the term "Change in Control" shall mean the following:

     (a) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the Company; or

     (b) The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

     (c) Approval by stockholders of the Company of (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

If it is determined, in the opinion of the Company's independent accountants, in consultation, if necessary, with the Company's independent legal counsel, that any amount paid under this Agreement due to a Change in Control, either separately or in conjunction with any other payments, benefits and entitlements received by the Executive in respect of a Change in Control under any other plan or agreement under which the Executive participates or to which he is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Code, and thereby be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then in such event the Company shall pay to the Executive a "grossing-up" amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such grossing-up amount. If, at a later date, the Internal Revenue Service assesses a deficiency against the Executive for the Excise Tax which is greater than that which was determined at the time such amounts were paid, then the Company shall pay to the Executive the amount of such unreimbursed Excise Tax plus any interest, penalties and reasonable professional fees or expenses incurred by the Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of the payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Company shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld with respect to the amount paid hereunder. Computations of the amount of any grossing-up supplemental compensation paid under this subparagraph shall be conclusively made by the Company's independent accountants, in consultation, if necessary, with the Company's independent legal counsel. If, after the Executive receives any gross-up payments or other amount pursuant to this Section 10, the Executive receives any refund with respect to the Excise Tax, the Executive shall promptly pay the Company the amount of such refund within ten (10) days of receipt by the Executive.

If the Employer is not in compliance with its minimum capital requirements or if the payments required under this Section would cause the Employer's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance. At the election of the Employee, which election is to made within thirty (30) days of the Employee's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Employee's termination. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the Employee obtains other employment following the termination of employment by the Employer.

Section 11. Termination for Cause. This Agreement may be terminated for cause as hereinafter defined. "Cause" shall mean: (i) the Employee's death or his permanent disability, which shall mean the Employee's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (ii) a material violation by the Employee of any applicable material law or regulation respecting the business of the Employer; (iii) the Employee being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies the Employee from serving as an officer or director of the Employer; or (iv) the willful or negligent failure of the Employee to perform his duties hereunder in any material respect. The Employee shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Employee's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause. In the event of a termination for cause, the Employer shall have no further obligations under this Agreement.

Section 12. Indemnification.

     (a) The Employer shall provide the Employee (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

     (b) In addition to the insurance coverage provided for in this Section, the Employer shall hold harmless and indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (c) In the event the Employee becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys'
          fees), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Employee in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Employee (i) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Employee in the event it shall be ultimately determined that the Employee is not entitled to indemnification by the Employer for such Expenses and (ii) to assign to the Employer all rights of the Employee to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Employee.

Section 13. General Provisions.

     (a) This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. It binds and benefits the parties and their successors in interest, heirs, beneficiaries, legal representatives and assigns.

     (b) This Agreement is governed by and construed in accordance with the laws of the State of Iowa.

     (c) No amendment or modification of this Agreement is effective unless made in writing and signed by each party.

     (d) This Agreement may be signed in several counterparts, each of which will be an original and all of which will constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above set forth.

QUAD CITY HOLDINGS, INC.

By:  /s/ Michael A. Bauer                       /s/ Douglas M. Hultquist
     ------------------------------             --------------------------------
     Michael A. Bauer                           Douglas M. Hultquist


QUAD CITY BANK AND TRUST COMPANY

By:  /s/ Michael A. Bauer
     ------------------------------
     Michael A. Bauer
     Chairman of the Board